Exhibit 99.1



                        HLS Corporation Limited

  Financial Statements for the Years Ended December 31, 1995 and 1996

                     Independent Auditors' Report


The Directors and Shareholders of
HLS Corporation Limited and Subsidiaries

          We have audited the accompanying consolidated balance sheets of HLS Corporation Limited as of December 31, 1995 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards in the United States of America ("US GAAS"). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HLS Corporation Limited as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.



KPMG Peat Marwick
Certified Public Accountants

Singapore
June 30, 1997

                                                           December 31,
                                                      1995            1996
                                                      ------          -----
ASSETS
Current Assets
    Cash and cash equivalents.......................US$ 27,170      US$ 33,096
    Advance payments to suppliers...................     8,275           8,677
    Amounts due from affiliates.....................        --           6,974
    Accounts receivable, net........................     6,775          11,603
    Prepaid expenses and other assets...............     5,148           2,264
    Inventories, net................................    54,142          71,937
                                                     ---------       ---------
       Total Current Assets.........................   101,510         134,551
Goodwill on consolidation, net......................     1,282           1,214
Property, plant and equipment, net..................    52,748          65,931
Total Assets........................................US$155,540      US$201,696

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
    Accounts payable................................US$ 24,76       US$ 29,142
    Accrued expenses................................     3,099          13,478
    Other accrued liabilities.......................     3,063           6,756
    Short term bank loans...........................    12,965           7,236
    Amounts due to affiliates.......................     8,3            12,893
                                                    ----------      ----------
       Total Current Liabilities....................    52,274          69,505
Minority interests..................................    54,796          67,304
                                                    ----------      ----------
Total Liabilities...................................   107,070         136,809

Shareholders' Equity
    Share capital:  total of 55,000,000 common shares authorized
       Class A common shares, par value $0.001 per share;
       Authorized 50,000,000 shares;
       issued and outstanding 25,000,000 shares.....        25              25
       Class B common shares, par value $0.001 per share;
       Authorized 5,000,000 shares;
       issued and outstanding 5,000,000 shares......         5               5
    Additional paid-in capital......................    35,653          35,653
    Capital reserves................................     1,355           3,106
    Cumulative translation adjustment...............       512           1,514
    Retained earnings...............................    10,920          24,584
                                                    ----------      ----------
Total Shareholders' Equity..........................    48,470          64,887
                                                    ----------      ----------
Total Liabilities and Shareholders' Equity..........US$155,540      US$201,696
                                                    ==========      ==========



     See accompanying notes to consolidated financial statements.

                        HLS Corporation Limited
                   Consolidated Statements of Income
            for the years ended December 31, 1995 and 1996
                  US$ amounts expressed in thousands
                        (except per share data)
                              Year Ended
                                                           December 31,
                                                      1995            1996
                                                      ------          -----

Net sales...........................................US$173,430     US$298,546
Cost of sales.......................................  (133,148)      (242,666)
                                                    -----------    -----------
Gross profit........................................    40,282         55,880
Selling, general and administrative expenses........   (13,819)       (22,417)
                                                    -----------    -----------
Operating income....................................    26,463         33,463
Interest income.....................................       933          1,335
Interest expense....................................    (2,119)        (2,217)
Foreign exchange losses.............................      (500)           (10)
Other non-operating items...........................       511          1,018
                                                    -----------    -----------
Income before income tax............................US$ 25,288     US$ 33,589
Income tax expense..................................         -              -
Income after income tax.............................    25,288         33,589
Minority interests..................................   (13,692)       (18,174)
                                                    -----------    -----------
Net income..........................................US$ 11,596     US$ 15,415
                                                    ==========     ==========

Net income per share................................US$   0.42     US$   0.51
                                                    ==========     ==========
Weighted average shares outstanding (in thousands)..    27,801         30,000
                                                    ----------     ----------
















     See accompanying notes to consolidated financial statements.

                        HLS Corporation Limited
 Consolidated Statements of Cash Flows for the years ended
                      December 31, 1995 and 1996
                  US$ amounts expressed in thousands
                              Year Ended
                                                           December 31,
                                                      1995            1996
                                                      ------          -----
Cash flows from operating activities
    Net income......................................US$11,596       US$15,415
    Adjustments to reconcile net income to net cash
       provided by operating activities:
       Depreciation and amortization................    2,052           4,448
       Minority interest............................   13,692          18,174
       (Gain)/Loss on sale of property, plant and
          equipment.................................      (51)             38
       Exchange loss/(gain) on cash balances........      542              (3)
    Change in assets/liabilities:
    (Increase)/Decrease in
       Advance payments to suppliers................    2,025            (326)
       Accounts receivable, net.....................    4,225          (4,766)
       Prepaid expenses and other assets............     (465)          2,931
       Inventories, net.............................  (22,636)        (17,297)
    Increase/(Decrease) in
       Accounts payable.............................    1,219           4,148
       Accrued expenses.............................    1,223          10,350
       Other accrued liabilities....................   (2,498)          3,665
                                                    ----------      ---------
Net cash provided by operating activities...........   10,924          36,777
                                                    ----------      ---------

Cash flows from investing activities
    Sale of property, plant and equipment...........      153              64
    Capital expenditure.............................  (34,476)        (17,115)
    Government subsidy for capital expenditure......      203               -
                                                    ----------      ---------
Net cash used by investing activities...............  (34,120)       (17,051)
                                                    ----------      ---------

Cash flows from financing activities
    Capital contribution............................   15,103              -
    Capital contribution by minority interests......    9,532              -
    Dividends to minority interests.................        -         (5,667)
    Short term bank loans, net......................    5,028         (5,848)
    Long term bank notes, net.......................     (404)             -
    Balances with affiliates, net...................    1,336         (2,539)
                                                    ----------      ---------
Net cash provided/(used) by financing activities....   30,595        (14,054)
                                                    ----------      ---------
Net increase in cash and cash equivalents...........    7,399          5,672
Cash and cash equivalents at beginning of year......   20,074         27,170
Effects of exchange rate changes on cash and cash
    equivalents held in foreign currencies..........     (303)           254
                                                    ----------      ---------
Cash and cash equivalents at end of year............US$27,170       US$33,096
                                                    ----------      ---------
Supplemental cash flow information
    Cash paid during the year for:
       Interest.....................................US$ 2,013       US$ 2,053
       Taxes........................................        -               -
                                                    ---------       ---------

     See accompanying notes to consolidated financial statements.


                                          HLS Corporation Limited
 Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1995 and 1996
                                    US$ amounts expressed in thousands


                       Common Shares
                     ---------------------
                                                        Additional                          Cumulative       Total
                                              Stated      Paid-in    Capital    Retained    Translation  Shareholders'
                         No. of  Shares        Value      Capital    Reserves   Earnings    Adjustment       Equity
                         --------------       ------    ----------   --------   --------    -----------  -------------
                     Class A       Class B
                     -------      -------

Balance at
   January 1, 1995..  11,161,811   5,000,000   US$16    US$20,564    US$120     US$559                -     US$21,259
Capital contribution  13,838,189           -      14       15,089         -          -                -        15,103
Net income..........           -           -       -            -         -     11,596                -        11,596
Transfers...........           -           -       -            -     1,235     (1,235)               -             -
Currency translation           -           -       -            -         -          -         US$  512           512
                     -----------  ----------   -----    ---------   -------     -------     -----------    ----------
Balance at
   December 31, 1995    25,000,00  5,000,000   US$30    US$35,653   US$1,355   US$10,920       US$  512     US$48,470
                     ============ ==========  ======    =========   ========   =========    ===========    ==========

Net Income..........            -          -       -            -          -      15,415              -        15,415

Transfers...........            -          -       -            -      1,751      (1,751)             -             -

Currency translation            -          -       -            -          -           -          1,002          1,002
                     ------------ ---------- -------    ---------   --------   ---------    -----------    -----------
Balance at
   December 31, 1996    25,000,00  5,000,000   US$30    US$35,653   US$3,106   US$24,584       US$1,514      US$64,887
                     ============ ========== =======    =========   =========  =========    ===========    ===========




     See accompanying notes to consolidated financial statements.


                        HLS Corporation Limited
              Notes to Consolidated Financial Statements
                  US$ amounts expressed in thousands

1.  Business and Organization

          HLS Corporation Limited ("HLS" or the "Company") was formed in 1997 through a series of transactions in a reorganization of companies owned by or affiliated with the Hong Leong Group of Singapore ("HLG"). As part of that reorganization (the "Reorganization"), in April 1997, HLG contributed to HLS its majority ownership interests in Henan Xinfei Electric Co. Ltd. ("Xinfei"). A description of this business is set forth below.

          Prior to the Reorganization, HLS (USA) Inc. ("HLS USA") was a development stage company known as Harvest E-xpress Inc. HLS USA was formed in June 1994 and completed a registered public offering of its securities in 1995, in which it raised US$100 in funds. Soon thereafter, the management of HLS USA decided to defer and reevaluate the proposed business operations for which the company was formed, and to seek and pursue other business acquisitions. HLS USA has had no full-time employees since its inception. It reported a net loss of US$14 and US$43 for the years ended December 31, 1995 and 1996, respectively, and had total assets of US$100 and US$40 as of December 31, 1995 and 1996, respectively.

          In April 1997, HLG contributed to HLS its ownership interest in Xinfei in exchange for the issuance to Hong Leong Strategic Holdings Limited ("HLSHL"), a wholly owned HLG entity, of 25,000,000 Class A common shares and 5,000,000 Class B common shares of HLS, which represented all of the outstanding common shares of HLS. On May 2, 1997, HLS USA purchased all of the outstanding common shares of HLS from HLSHL, as a result of which HLS became a wholly owned subsidiary of HLS USA. The purchase price was paid through the issuance to HLSHL of 590,000 shares of Class A common stock and 29,010,000 shares of Class B common stock of HLS USA.

          As a result of the foregoing transactions, HLSHL became the beneficial owner of approximately 99.6% of the voting power of HLS USA's common stock.

          The Reorganization and related transactions were among entities under common control and thus are accounted for on the basis of historical cost.

          Since HLS USA never had significant operations, never undertook the operations for which it was formed, and never had significant assets, liabilities, revenues or expenses, the accompanying financial statements present the financial position, results of operations and cash flows of Xinfei which was controlled by HLG. Xinfei's business is considered the predecessor company to HLS and is presented on a historical basis.

          Xinfei is an industrial company based in Xinxiang in Henan province in the People's Republic of China ("PRC" or "China"). Its operations consist principally of the production and sale of refrigerators and freezers for the local market in China. Xinfei was established on August 18, 1994 as a Sino-foreign equity joint venture in the PRC with a fifty-year term to acquire the refrigerator and freezer manufacturing business of Henan Xinfei Electrical Appliance (Group) Co Ltd ("HXE") which, through its predecessors, has been in operation since 1958 as an entity wholly owned by the PRC government and employees of the Company. In the August 1994 transaction, HLG acquired control of Xinfei through its 88.24% (subsequently increased to 90.20%) ownership of an entity that owns 51% of the voting interest in Xinfei.


2.  Summary of Significant Accounting Policies

          A. Accounting Principles. The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles applicable in the United States ("U.S. GAAP").

          B. Basis of Accounting. The consolidated financial statements have been prepared on the historical cost basis.

          C. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect

                        HLS Corporation Limited
              Notes to Consolidated Financial Statements
                  US$ amounts expressed in thousands

the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

          D. Principles of Consolidation. The consolidated financial statements include the accounts of the Company and the controlled subsidiaries in which the Company owns more than 50% of the outstanding shares. Intercompany balances and transactions have been eliminated.

          E. Translation of Foreign Currencies. The consolidated financial statements presented herein are expressed in U.S. dollars ("US$"). The functional currency of Xinfei and of the Company's equity affiliates, is the Renminbi.

          Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at rates of exchange prevailing at the balance sheet date. Income and expenses are translated at the average rates of exchange prevailing during the year.

          Exchange gains and losses are included in the results of operations, except for the translation differences arising from the translation of the financial statements of the Company from functional currencies to U.S. dollars, such translation differences being recognized as a separate component of shareholders' equity.

          F. Cash and Cash Equivalents. Cash and cash equivalents are represented by highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

          G. Inventories. Inventories are stated at the lower of historical cost (determined principally on the weighted average cost basis) or net realizable value. Cost includes materials, direct labor, and a portion of production overhead costs.

          H. Goodwill on Consolidation. Goodwill on consolidation, representing the net excess of the cost of acquisition of subsidiary companies over the fair value of net underlying assets at the date of acquisition, is amortized over its estimated useful economic life of 20 years except where the goodwill no longer has a value in which case it is immediately written off.

          I. Property, Plant and Equipment. PRC law does not allow the occupation or ownership of land other than through leases. The initial lump sum payments typical under PRC leases are capitalized and included in the balance sheet as land use rights.

          Fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated on the straight line basis to write off the cost of the assets to an estimated residual value over the following estimated useful lives:

          Land use rights             -   over the expected term of the rights
          Buildings                   -   35 years
          Machinery and equipment     -   10 years
          Office equipment            -   5 years
          Motor vehicles              -   5 years

          Repairs and replacements of a routine nature are charged to expense, while those that extend the life of an asset are capitalized. When depreciable property is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in income.

          J. Construction in Progress. Construction in progress represents factories and office buildings under construction, and plant and machinery pending installation. All direct and indirect costs relating to the acquisition or construction of buildings and plant and machinery, including interest charges arising from borrowings used to finance these assets during the period of construction or installation, are capitalized as construction in progress. No depreciation is provided on construction in progress.

                        HLS Corporation Limited
              Notes to Consolidated Financial Statements
                  US$ amounts expressed in thousands

          K. Product Warranty. The Company provides warranties on its refrigerators for three years from the date of sale, during which the Company provides free repair and replacement. The estimated cost of warranty repairs and replacements is provided at the time of sale of the warranted products.

          L. Income Taxes. Deferred taxation is calculated on the temporary differences between the accounting and tax treatment of assets and liabilities under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for loss carryforwards and other deferred tax benefits where it is more likely than not they will not be realized. See Note 9.

          M. Revenue Recognition. Sales represent the invoiced value of goods supplied, excluding value added tax and sales taxes, net of goods returned, trade discounts and allowances. Sales are recognized upon delivery and acceptance of goods by customers.

          N. Research and Development. Research and development costs are expensed when incurred. The amounts charged against earnings were US$214 in 1995 and US$299 in 1996.

          O. Fair Values of Financial Instruments.

          (a) Cash, Current Receivables and Current Payables. The carrying amounts approximate fair value because of the short maturity of these instruments.

          (b) Bank Loans. The carrying amounts approximate fair value as interest rates are revised at regular intervals of short duration.

          (c) Limitations. Fair value estimates are made at a specific point in time, and are based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.


3.  Accounts Receivable

    Accounts receivable at December 31, 1995 and 1996 consist of:


                                                      December 31
                                             ---------------------------
                                               1995                1996
                                             --------            --------

Accounts receivable.......................   US$6,805            US$11,633
Allowance for doubtful accounts...........        (30)                 (30)
                                             ---------           ----------
                                             US$6,775            US$11,603
                                             =========           ==========

Movements in the allowance for
doubtful accounts were as follows:

                                                      December 31
                                             ---------------------------
                                               1995                1996
                                             --------            --------
Balance at the beginning of the year......      --               US$   30
Provision made during the year............   US$   30                  --
                                             --------            --------
Balance at the end of the year............   US$   30            US$   30
                                             ========            ========

                        HLS Corporation Limited
              Notes to Consolidated Financial Statements
                  US$ amounts expressed in thousands

4.  Inventories

   Inventories at December 31, 1995 and 1996 consist of:


                                                      December 31
                                             ---------------------------
                                               1995                1996
                                             --------            --------

Raw materials............................... US$29,348           US$46,412
Work in progress............................     2,963               3,280
Finished goods..............................    21,831              22,245
                                             ---------           ---------
                                             US$54,142           US$71,937

Inventories are stated net of provision for stock obsolescence.
   Movements in the provision were as follows:

                                                      December 31
                                             ---------------------------
                                               1995                1996
                                             --------            --------

Balance at the beginning of the year........       --             US$ 799
Provision charged to expense................  US$ 799               2,057
Stocks written off..........................       --                (753)
                                            ---------            ---------
Balance at the end of the year..............  US$ 799            US$2,103
                                            =========            =========

5.  Goodwill on Consolidation

        Goodwill on consolidation at December 31, 1995 and 1996 consists of:


                                                     December 31
                                             ---------------------------
                                               1995                1996
                                             --------            --------

Goodwill on consolidation...................  US$1,361            US$1,361
Accumulated amortization....................       (79)               (147)
                                             ----------          ----------
                                              US$1,282            US$1,214

Movements in the allowance for accumulated amortization were as follows:

                                                     December 31
                                             ---------------------------
                                               1995                1996
                                             --------            --------

Balance at the beginning of the year........   US$ 11              US$ 79
Amortization charged to expense.............       68                  68
                                             --------            --------
Balance at the end of the year.............    US$ 79              US$147
                                             ========            ========

                        HLS Corporation Limited
              Notes to Consolidated Financial Statements
                  US$ amounts expressed in thousands

6.  Property, Plant and Equipment

Property, plant and equipment at December 31, 1995 and 1996 consist of:


                                                     December 31
                                             ---------------------------
                                               1995                1996
                                             --------            --------

Land use rights............................. US$   556          US$   561
Buildings...................................     4,539             11,086
Machinery and equipment.....................    13,315             32,587
Office equipment............................     2,707              4,161
Motor vehicles..............................     1,528              2,253
Construction in progress....................    32,307             21,702
                                            ------------       ----------
                                                54,952             72,350
Accumulated depreciation....................     2,204)            (6,419)
                                            ------------       -----------
Property, plant and equipment--net.......... US$52,748          US$65,931
                                             =========          =========

    The land which is used by the Company to erect the buildings is owned by the PRC Government. Land use rights represent the cost paid by the Company for the right to use it for specified manufacturing purposes.

    Construction in progress related to the expansion of refrigerator production facilities at Xinfei.


7.  Bank Loans

    Short-term bank loans at December 31, 1995 and 1996 are denominated in Renminbi. The bank loans are unsecured and interest is charged at rates which ranged from 13.18% to 14.47% in 1995 and 10.08% to 11.09% in 1996. The repayment terms of these loans range from 5 to 10 months.


8.  Operating Leases

    Minimum future rental obligation on noncancelable operating leases as of December 31, 1996, are as follows:




                       Year Ending December 31,
1997...................................................  US$   79
1998...................................................        79
1999...................................................        80
2000...................................................        80
2001...................................................        80
Thereafter.............................................  US$1,517

    Rental expense for the years ended December 31, 1995 and 1996 was US$245 and US$294, respectively.


9.  Taxation

    While the statutory national income tax rate enacted in the PRC was 30% in 1995 and 1996, there were no tax liabilities as the Company is exempt from tax. Pursuant to the income tax laws applicable to Sino-foreign equity joint ventures, Xinfei is fully exempt from PRC income tax for two years starting from the first profitable year, followed by a 50% exemption for the next three years ("tax holiday"). In Xinfei's case, it has been agreed with the relevant tax authorities that the first profitable year was 1995. Xinfei will be paying PRC income tax at half of the statutory rate from 1997 through 1999.

    In addition, Xinfei has been exempted since 1994 from local income taxes payable at the rate of 3%. This exemption has no fixed term and can be revoked by the local tax authorities at their discretion.

    Had Xinfei not been in a tax holiday period in 1995 and 1996, income tax expense of approximately US$8,345 and US$11,084 would have been recorded for the years ended December 31, 1995 and 1996, respectively. Net

                        HLS Corporation Limited
              Notes to Consolidated Financial Statements
                  US$ amounts expressed in thousands

    income would have been reduced by approximately US$3,839 and US$5,099 or US$0.14 and US$0.17 per share, respectively.

10. Capital Reserves

    PRC regulations require the appropriation of profit to certain statutory reserves designated for specific purposes. These regulations, however, do not specify the amounts required to be transferred and allow the directors of the company to determine the amounts transferred. In compliance with these regulations, Xinfei transfers 10% of its profit arrived at under PRC generally accepted accounting principles to statutory reserves. The utilization of these reserves is restricted to the acquisition of fixed assets, enhancement of technology, and for working capital purposes and bonus issues of shares (upon approval). Such reserves are not distributable in the form of cash dividends.


11. Business Segment Data

    No business segment data is presented as virtually all of the Company's sales, operating income and identifiable assets during each of the years ended December 31, 1995 and 1996 relate to the sale of refrigerators and freezers in the PRC.


12. Related Party Transactions

    Xinfei purchases raw materials from companies controlled by a director of Xinfei. Such purchases amounted to US$14,586 in 1996. Xinfei also sells refrigerators and freezers to those companies, which amounted to US$1,137 and US$12,560 in 1995 and 1996, respectively.

    Xinfei occupies land owned by HXE and pays rent at what it believes to be fair market rates. Rent expense paid to HXE amounted to US$23 and US$82 in 1995 and 1996, respectively.

    Arising from these transactions, the Company had amounts due to affiliates at December 31, 1995 and 1996, as follows:


                                                         December 31
                                                      1995        1996
                                                    ---------    --------

Amounts due to companies controlled by a
   director of Xinfei...........................     US$123      US$351
Amounts due to/(from) Hong Leong Group..........     US$ 99      US$(4,987)

    HXE has granted a Renminbi-denominated loan to Xinfei at interest rates that are comparable to fair market rates. The average rates of interest were 13.2% and 12.2% in 1995 and 1996, respectively. There is no fixed repayment term for the loan. The outstanding balance under the loan was US$6,453 and US$6,512 as of December 31, 1995 and 1996, respectively.

    HXE has granted another Renminbi-denominated loan of US$6,030 to Xinfei in 1996 at interest rates determined by reference to market rates. The average rate of interest was 10.1% for the year. There is no fixed repayment term for the loan.

    From time to time, Xinfei and HXE pay expenses on behalf of each other for which they are reimbursed. As of December 31, 1995, US$1,706 was due by Xinfei to HXE. As of December 31, 1996,
    US$1,293 was due by HXE to Xinfei.

    As of December 31, 1996, a current amount of US$694 was due from a minority shareholder of Xinfei. This amount represents an advance repayable on demand.

    In 1995, HXE contributed capital of US$8,198 to Xinfei by the capitalization of amounts owing by Xinfei to HXE.

    HLG provides management personnel and support services to Xinfei, which pays an annual management fee of US$200 for such services. The management fee was agreed between the Hong Leong Group and Xinfei at a level which the parties believe is a fair reflection of the cost incurred by the Hong Leong Group.

                        HLS Corporation Limited
              Notes to Consolidated Financial Statements
                  US$ amounts expressed in thousands


13. Commitments and Contingencies

    The General Principles of the Civil Law of China and the Industrial Product Quality Liability Regulation provide for the liability of manufacturers and sellers for loss and injury caused by defective products. The Company does not carry product liability insurance. However, the laws have seldom been utilized. The Company has not had any product liability claims brought against it.

    As at December 31, 1996, the Company has contracted capital expenditure amounting to US$2,373 which has not been reflected as liabilities in the financial statements. This expenditure relates to the construction cost for a factory extension, the cost of additional machinery, modifications costs for production equipment and payments for additional land use rights.


14. Retirement Plan

    As stipulated by PRC regulations, the Company participates in a multiemployer defined contribution retirement plan organized by local government authorities for the Company's staff. All staff are entitled to an annual pension equal to a fixed proportion of their final basic salary amount at their retirement date. Currently, the Company is required to make contributions to the retirement plan at a rate of 24% of the basic salary of the staff.

    Expenses incurred in connection with the plan were US$539 and US$846 for the years ended December 31, 1995 and 1996, respectively.

    The Company has no obligations for the payment of pension benefits other than for the payment of the annual contributions described above.